EXHIBIT 21

               CHIQUITA BRANDS INTERNATIONAL, INC.
                          SUBSIDIARIES

   As of March 27, 2000, the major subsidiaries of the Company, the jurisdiction in which organized and the percent of voting securities owned by the immediate parent corporation were as follows:

                                                           Percent of
                                                        Voting Securities
                                         Organized          Owned by
                                        Under Laws of    Immediate Parent
                                        -------------  -----------------
Chiquita Brands, Inc.                       Delaware          100%
  American Produce Company                  Delaware          100%
  California Day-Fresh Foods, Inc.          California        100%
  Caribbean Enterprises, Inc.               Delaware          100%
    Great White Fleet Ltd.                  Bermuda           100%
      BVS Ltd.                              Bermuda           100%
      CDV Ltd.                              Bermuda           100%
      CDY Ltd.                              Bermuda           100%
      CRH Shipping Ltd.                     Bermuda           100%
      Danfund Ltd.                          Bermuda           100%
      Danop Ltd.                            Bermuda           100%
      DSF Ltd.                              Bermuda           100%
      GPH Ltd.                              Bermuda           100%
      Great White Fleet (US) Ltd.           Bermuda           100%
      NCV Ltd.                              Bermuda           100%
      Norvel Ltd.                           Bermuda           100%
  Chiquita Brands Company, North America    Delaware          100%
    CB Containers, Inc.                     Delaware          100%
    OV Containers, Inc.                     Delaware          100%
  Chiquita Citrus Packers, Inc.             Delaware           80%
  Chiquita Banana Company B.V.              Netherlands       100%
    Chiquita Italia, S.p.A.                 Italy             100%
    Chiquita Finland Oy                     Finland           100%
    Chiquita Tropical Fruit Company B.V.    Netherlands       100%
  Chiquita Frupac Inc.                      Delaware          100%
  Chiquita Gulf Citrus, Inc.                Delaware          100%
  Chiquita International Trading Company    Delaware          100%
    Chiquita Far East Holdings B.V.         Netherlands       100%
      Chiquita Brands South
      Pacific Limited                       Australia          49%
        CBSP Pty. Ltd.                      Australia         100%
        Chiquita Mushrooms Holdings
        Pty Ltd                             Australia         100%
    Chiquita International Limited          Bermuda           100%
      Tela Railroad Company Ltd.            Bermuda           100%
    M.M. Holding Ltd.                       Bermuda           100%
  Chiquita Tropical Products Company        Delaware          100%
  Chiriqui Land Company                     Delaware          100%
  Compania Agricola del Guayas              Delaware          100%
  Compania Agricola de Rio Tinto            Delaware          100%
  Compania Bananera Atlantica Limitada      Costa Rica        100%
  Dunand et Compagnie des Bananes, S.A.     France            100%
  Maritrop Trading Corporation              Delaware          100%
  Progressive Produce Corporation           Ohio              100%
Compania Mundimar, S.A.                     Costa Rica        100%
Friday Holdings, L.L.C.                     Delaware          100%
  Chiquita Processed Foods, L.L.C.          Delaware          100%

  The names of approximately 200 subsidiaries have been omitted. In the aggregate these subsidiaries, after excluding approximately 100 foreign subsidiaries whose immediate parents are listed above and which are involved in fresh foods operations, do not constitute a significant subsidiary. The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries.